Exhibit 99

For Immediate Release

Contact:	Mike Dinneen Senior Vice President, Director of Marketing & Communications (856) 552-5013 mdinneen@sunnb.com

Sun Bancorp, Inc. Announces Second Quarter Earnings: Net Income of $3.0 Million, or

$0.16 per Diluted Share; Declares Quarterly Common Cash Dividend of $0.01 – First in

Company’s History

Mount Laurel, N.J. – July 26, 2016 –

Second Quarter Highlights:

•	Sixth consecutive quarter of profitability with net income of $3.0 million, or $0.16 per diluted share, for the quarter ended June 30, 2016, and net income of $3.8 million, or $0.20 per diluted share, for the six months ended June 30, 2016.

•	Declared a quarterly cash dividend of $0.01 per share; first cash dividend in the history of Sun Bancorp, Inc.

•	Recorded negative provision for loan losses of $1.7 million in second quarter due to sustained strength in asset quality.

•	Net interest margin increased by seven basis points to 2.98% in the quarter as compared to the first quarter of 2016 as average loan balances grew by 7% annualized during that time.

•	Solid foundation continues with total risk-based capital ratio of 21.0%, tier 1 common ratio of 14.3% and leverage capital ratio of 13.2%.

Sun Bancorp, Inc. (NASDAQ: SNBC), (the “Company”), the holding company for Sun National Bank (the “Bank”), today reported net income of $3.0 million, or $0.16 per diluted share, for the quarter ended June 30, 2016, compared to net income of $826 thousand, or $0.04 per diluted share, for the quarter ended March 31, 2016, and net income of $2.8 million, or $0.15 per diluted share, for the quarter ended June 30, 2015. The Company also declared a quarterly cash dividend of $0.01 per share on its common stock. The dividend will be payable on September 6, 2016 to shareholders of record as of August 23, 2016. This is the first cash dividend that the Company has ever paid.

“This quarter continued our trend of generating positive net income from operations,” stated President & CEO Thomas M. O’Brien. “The underlying foundations of the Company – strong capital, relationship-based commercial lending, focused expense management, and strong asset quality – all continue to show sustained progress. We are also pleased to announce that the Board of Directors has declared the Company’s first-ever cash dividend.”

“While we experienced an increase in revenue of $1 million from the prior linked quarter, the banking industry continues to experience revenue generation challenges against the headwinds of slow economic growth and persistent low interest rates. We will remain diligent in tightly controlling expenses and focusing on maintaining asset quality and risk management discipline so that the Company sustains its strong foundation.”

Discussion of Results:

Balance Sheet

The balance sheet was relatively stable during the quarter as assets totaled $2.19 billion at June 30, 2016, as compared to $2.17 billion at March 31, 2016 and $2.21 billion at December 31, 2015. Cash and cash equivalents totaled $168.8 million at June 30, 2016, as compared to $136.2 million at March 31, 2016 and $204.3 million at December 31, 2015. The increase in cash and cash equivalents during the second quarter of 2016 was primarily due to mild growth in deposits and a small decline in period end total loans. The decrease in cash and cash equivalents from December 31, 2015 resulted primarily from year-to-date loan growth.

Investments decreased by $3.6 million in the quarter to $296.7 million. The Company sold $22.5 million of collateralized loan obligations, bringing the investment portfolio into full compliance with the Volcker Rule one year in advance of the required implementation date. The Bank also sold $8.2 million of residential mortgage-backed securities (“MBS”) and purchased $37 million of agency multifamily MBS. In addition, the Bank recorded a net gain of $387 thousand this quarter as a result of selling its stock in Visa Class B shares.

Net loans held-for-investment totaled $1.55 billion at June 30, 2016, as compared to $1.56 billion at March 31, 2016 and $1.53 billion at December 31, 2015. Although average loans increased by 7% annualized from the first quarter, period-end loans fell from March 31, 2016 primarily due to relatively high pay off activity in the Bank’s loan portfolios. Commercial Real Estate (“CRE”) owner occupied loans grew by $6.9 million in the second quarter of 2016, while Commercial & Industrial (“C&I”) loans and CRE non-owner occupied were basically flat. The residential and home equity loan portfolios decreased by $12.6 million in the quarter as a result of normal amortizations and the absence of new loan originations in those categories. The increase in net loans held-for-investment from December 31, 2015 was due to year-to-date commercial loan originations of $201.1 million, partially offset by pay downs of commercial and consumer loans.

“Achieving net loan growth remains a challenge against the backdrop of normal amortization of the Bank’s loan portfolio as well as payoff activity,” stated O’Brien. “However, we strongly believe that our organic commercial lending originations must continue to meet our pricing and risk management parameters.”

Deposits were $1.71 billion at June 30, 2016, as compared to $1.70 billion at March 31, 2016 and $1.75 billion at December 31, 2015. The increase from the linked first quarter is due to the implementation of the Bank’s new relationship-based deposit strategy.

“We are seeing indications that our new relationship deposit strategy is having a positive impact, as evidenced by sustained deposit fee income growth, larger household balances, and a shifting deposit mix,” stated O’Brien.

Net Interest Income and Margin

Net interest income was $14.9 million for the quarter ended June 30, 2016, compared to $14.5 million for the quarter ended March 31, 2016 and $15.4 million for the quarter ended June 30, 2015 primarily reflecting fluctuations in prepayment fees on loans. Loan fees totaled $751 thousand in the second quarter, an increase of $457 thousand from the previous quarter, due primarily to an increase in loan payoff activity and related prepayment penalty fees. The Company’s net interest margin was 2.98% for the three months ended June 30, 2016 as compared to 2.91% for the linked March 31, 2016 quarter and 2.79% in the June 30, 2015 quarter due to an increase in average commercial loan balances to $1.20 billion for the quarter ended June 30, 2016 from $1.16 billion for the quarter ended March 31, 2016 and $1.10 billion for the quarter ended June 30, 2015.

“Our margin remains below optimal levels primarily as a result of low interest rates and excess liquidity,” said O’Brien. “However, we continue to patiently deploy liquidity, and as a result this is the fifth consecutive quarter in which we’ve increased net interest margin. We are nearing our fully deployed margin estimate of 3.10%.”

Non-Interest Income

Non-interest income was $3.8 million for the quarter ended June 30, 2016, as compared to $3.2 million and $4.9 million for the quarters ended March 31, 2016 and June 30, 2015, respectively. The increase in non-interest income from the linked first quarter is due primarily to the gain on the sale of investment securities of $426 thousand recorded in the three months ended June 30, 2016. Revenues from Prosperis Financial Solutions, LLC, the Bank’s securities brokerage subsidiary, were $538 thousand in the second quarter, increasing from $377 thousand in the first quarter. The decrease in non-interest income from the comparable prior year quarter was primarily attributable to a $1.2 million gain on the sale of loans recorded in the three months ended June 30, 2015.

“Through 2016, we’ve seen a sustained increase in deposit-related income, and our Prosperis Financial Services business enjoyed a rebound in revenue for the second quarter,” stated O’Brien. “These revenue improvements further demonstrate that the Company’s relationship banking strategy is taking hold in our network as customers are deepening their transactional behavior with the Bank.”

Non-Interest Expense

Non-interest expense for the second quarter of 2016 was $17.1 million as compared to $16.5 million for the three months ended March 31, 2016 and $18.4 million for the three months ended June 30, 2015. The increase in non-interest expense from the prior linked quarter is due to an increase of $270 thousand in salaries and benefits due to incentive compensation adjustments and an increase of $603 thousand in other expenses, including $250 thousand of SBA recourse reserves recorded in the three months ended June 30, 2016. These increases were partly offset by a decrease in insurance expense of $232 thousand to $556 thousand in the second quarter as compared to the prior quarter as a result lower FDIC insurance assessments. Non-interest expense for the second quarter of 2016 declined by $1.3 million from the second quarter of 2015, primarily due to a decline of $1.6 million in occupancy, equipment and data processing expenses as a result of the comprehensive restructuring plan completed in 2015, partly offset by an increase of $434 thousand in other expenses as well as lesser increases in problem loan expenses, advertising and salaries and employee benefits.

“There are ongoing challenges in the banking environment. We will continue to focus on the initiatives we can control, including expenses,” said O’Brien. In the second half of 2016, we expect to experience additional savings from expiring leases, anticipated reductions in insurance premiums and the sunset of other long-term contractual commitments.”

Asset Quality

Non-performing loans held-for-investment to total gross loans held-for-investment increased to 0.35% at June 30, 2016 as compared to 0.25% at March 31, 2016 due to one $2.2 million C&I loan relationship entering non-accrual status during the three months ended June 30, 2016. Non-performing loans held-for-investment to total gross loans held-for-investment was 0.37% at June 30, 2015.

There was negative provision for loan losses of $1.7 million recorded during the second quarter of 2016 compared to no provision for loan losses during the quarter ended March 31, 2016 and a negative provision for loan losses of $1.2 million in the second quarter of 2015. The negative provision reflects the overall stability of the Bank’s asset quality at significantly improved levels, despite the recent small increase in non-performing loans, which has resulted in continued improvement in the Bank’s historical loss severity. In the second quarter of 2016, the Bank recorded net charge-offs of $435 thousand as compared to net charge-offs of $56 thousand in the first quarter of 2016 and net recoveries of $615 thousand in the second quarter of 2015. The Bank moved $1.0 million of classified consumer and residential loans to held-for-sale status during the quarter and recorded a charge-off of $467 thousand. The Bank also entered into a Troubled Debt Restructure (“TDR”) loan with a $2.2 million commercial relationship, recording a charge-off of $208 thousand and placing the loan into non-accrual status. The loan was and remains current with respect to all payments. At maturity, the loan was renewed with a new amortization schedule which significantly shortened the duration and in doing so, classified the loan as a non-accrual TDR.

The allowance for loan losses was $16.0 million, or 1.02% of gross loans held-for-investment at June 30, 2016 as compared to $18.0 million, or 1.14% of gross loans held-for-investment at March 31, 2016 and $20.3 million, or 1.29% of gross loans held-for-investment at June 30, 2015. The allowance for loan losses was 289% of non-performing loans held-for-investment at June 30, 2016 as compared to 460% at March 31, 2016 and 347% at June 30, 2015.

“These results are a continued evidence of our proactive risk management stance,” stated O’Brien. “By identifying problem assets early, and quickly restructuring or selling problem loans, we have been able to sustain asset quality metrics that are among the best in our peer group.”

Capital

Capital ratios improved further due to balance sheet reductions and internal capital generation through retained earnings. At June 30, 2016, the Bank’s Tier 1 common equity risk-based capital ratio, total risk-based capital ratio, Tier 1 risk-based capital ratio and leverage capital ratio were 18.1%, 19.1%, 18.1% and 13.3%, respectively. At June 30, 2016, the Company’s Tier 1 common equity risk-based capital ratio, total risk-based capital ratio, Tier 1 risk-based capital ratio and leverage capital ratio were 14.3%, 21.0%, 17.9%, and 13.2%, respectively. The Company’s tangible equity to tangible assets ratio was 10.5% at June 30, 2016, as compared to 10.4% at March 31, 2016 and 9.2% at June 30, 2015.

The Company declared a quarterly cash dividend of $0.01 per share in the quarter, to be paid in the third quarter.

“Given the continued strong capital position of the Company and modest payout, we will retain ample excess capital to support existing enterprise risk and future growth,” said O’Brien. “The commencement of a cash dividend represents a prudent deployment of capital and provides a current return to our shareholders.”

Conference Call

The Company’s management will hold a conference call on Tuesday, July 26, 2016 at 11:00 AM (EDT) to discuss results and answer questions from analysts and investors. Participants may listen to or participate in the Company’s earnings conference call via the following:

•	Participants toll-free number: 888-389-5997

•	Conference ID: 3696947

A transcript of the conference call will be available at the Investor Relations section of www.sunnationalbank.com following the call.

About Sun Bancorp, Inc.

Sun Bancorp, Inc. (NASDAQ: SNBC) is a $2.19 billion asset bank holding company headquartered in Mount Laurel, New Jersey. Its primary subsidiary is Sun National Bank, a community bank serving customers throughout New Jersey, and the metro New York region. Sun National Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the FDIC. For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnationalbank.com.

Cautionary Note Regarding Forward-Looking Statements

The foregoing material contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, which may be identified by the use of such words as “allow,” “anticipate,” “believe,” “continues,” “could,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “outlook,” “plan,” “potential,” “predict,” “project,” “reflects,” “should,” “typically,” “usually,” “view,” “will,” “would,” and similar terms and phrases, including references to assumptions. Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, results of operations and business of the Company and the Bank, the banking industry, the economy in general, expectations of the business environment in which the Company operates, projections of future performance and other statements contained herein that are not historical facts. These remarks are based upon current management expectations, and may, therefore, involve risks and uncertainties that cannot be predicted or quantified and are beyond the Company’s control and are subject to a variety of uncertainties that could cause future results to vary materially from the Company’s historical performance, or from current expectations. Factors that could cause actual results to differ from those expressed or implied by such forward-looking statements include, but are not limited to: (i) the Company’s ability to attract and retain key management and staff; (ii) changes in business strategy or an inability to successfully execute strategy due to the occurrence of unanticipated events; (iii) the ability to attract deposits and other sources of liquidity; (iv) changes in the financial performance and/or condition of the Bank’s borrowers; (v) changes in consumer spending, borrowing and saving habits; (vi) the ability to increase market share and control expenses; (vii) changes in estimates of future loan loss reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (viii) local, regional and national economic conditions and events and the impact they may have on the Company and its customers; (ix) volatility in the credit and equity markets and its effect on the general economy; (x) the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs; (xi) the overall quality of the composition of the Company’s loan and securities portfolios; (xii) inflation, interest rate, securities market and monetary fluctuations;(xiii) legislative and regulatory changes, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the implementing regulations, changes in banking, securities and tax laws and regulations and their application by regulators and changes in the scope and cost of the Federal Deposit Insurance Corporation insurance and other coverages; (xiv) the effects of, and changes in, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (xv) competition among providers of financial services; (xvi) other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services and the other risks detailed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form 10-K for the fiscal year ended December 31, 2015 and in other filings made pursuant to the Securities Exchange Act of 1934, as amended. No undue reliance should be placed on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any such forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Non-GAAP Financial Measures (Unaudited)

This news release references tangible book value per common share and return on average tangible equity, which are non-GAAP financial measures. Management believes that tangible book value per common share and return on average tangible equity are meaningful financial measures because they are two of the measures we use to assess capital adequacy.

Tangible book value per common share (dollars in thousands)

The following reconciles shareholders’ equity to tangible equity by reducing shareholders’ equity by the intangible asset balance at June 30, 2016, March 31, 2016, December 31, 2015, September 30, 2015 and June 30, 2015.

	June 30, 2016	March 31, 2016	Deember 31, 2015	September 30, 2015	June 30, 2015
Tangible book value per common share:
Shareholders’ equity	$264,172	$259,457	$256,389	$255,485	$252,926
Less: Intangible assets	38,188	38,188	38,188	38,188	38,188

Tangible equity	$225,984	$221,269	$218,201	$217,297	$214,738

Common stock	19,026	18,959	18,907	18,901	18,901
Less: Treasury stock	172	176	218	231	237

Total outstanding shares	18,854	18,783	18,689	18,670	18,664

Tangible book value per common share:	$11.99	$11.78	$11.68	$11.64	$11.51

Return on Average Tangible Equity (dollars in thousands)

The following provides the calculation of return on tangible equity for the three months ended June 30, 2016, March 31, 2016, December 31, 2015, September 30, 2015 and June 30, 2015.

	Three Months Ended
	June 30, 2016	March 31, 2016	December 31, 2015	September 31, 2015	June 30, 2015
Net income	$2,963	$826	$1,452	$3,164	$2,828
Average tangible equity:
Average shareholders’ equity	$262,517	$259,353	$257,035	$255,685	$252,391
Less: Average intangible assets	38,188	38,188	38,188	38,188	38,188

Average tangible equity	$224,329	$221,165	$218,847	$217,497	$214,203

Return on average tangible equity(1):	5.3%	1.5%	2.7%	5.8%	5.3%

(1)	Annualized

SUN BANCORP, INC AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS (Unaudited)

(Dollars in thousands, except share and per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Profitability for the period:
Net interest income	$14,872	$15,375	$29,358	$30,549
Provision for (recovery of) loan losses	(1,682)	(1,218)	(1,682)	(1,218)
Non-interest income	3,774	4,879	6,936	17,966
Non-interest expense	17,066	18,363	33,590	43,581
Income before income taxes	3,262	3,109	4,386	6,169
Income tax expense	299	284	598	568

Net income available to common shareholders	$2,963	$2,825	$3,788	$5,601

Financial ratios:
Return on average assets (1)	0.5%	0.5%	0.2%	0.4%
Return on average equity (1)	4.5%	4.5%	5.8%	4.5%
Return on average tangible equity (1), (2)	5.3%	5.3%	6.8%	5.3%
Net interest margin (1)	2.98%	2.79%	2.94%	2.68%
Efficiency ratio	92%	90%	93%	90%
Income per common share:
Basic	$0.16	$0.15	$0.20	$0.30
Diluted	$0.16	$0.15	$0.20	$0.30
Average equity to average assets	12.0%	10.4%	12.0%	10.0%

	June 30,		December 31,
	2016	2015	2015
At period-end:
Total assets	$2,186,982	$2,379,023	$2,210,584
Total deposits	1,713,665	1,876,721	1,746,102
Loans receivable, net of allowance for loan losses	1,548,593	1,558,599	1,530,501
Loans held-for-sale	540	2,006	—
Investments	296,714	353,245	298,858
Borrowings	92,011	92,578	92,305
Junior subordinated debentures	92,786	92,786	92,786
Shareholders’ equity	264,172	252,926	256,388
Credit quality and capital ratios:
Allowance for loan losses to gross loans held-for-investment	1.02%	1.29%	1.16%
Non-performing loans held-for-investment to gross loans held-for-investment	0.35%	0.37%	0.20%
Non-performing assets to gross loans held-for-investment, loans held-for-sale and real estate owned	0.38%	0.40%	0.22%
Allowance for loan losses to non-performing loans held-for-investment	289%	347%	578%
Tier 1 common equity risk-based capital:
Sun Bancorp, Inc.	14.3%	13.8%	14.1%
Sun National Bank	18.1%	17.5%	17.9%
Total risk-based capital:
Sun Bancorp, Inc.	21.0%	20.8%	21.0%
Sun National Bank	19.1%	18.8%	19.1%
Tier 1 risk-based capital:
Sun Bancorp, Inc.	17.9%	17.2%	17.6%
Sun National Bank	18.1%	17.5%	17.9%
Leverage capital:
Sun Bancorp, Inc.	13.2%	11.3%	12.2%
Sun National Bank	13.3%	11.5%	12.4%
Book value per common share	$14.01	$13.55	$13.72
Tangible book value per common share	$11.99	$11.51	$11.68

(1)	Annualized.
(2)	Return on average tangible equity, a non-GAAP measure, is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

SUN BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)

(Dollars in thousands, except share and per share amounts)

	June 30,	December 31,
	2016	2015
ASSETS
Cash and due from banks	$27,603	$21,836
Interest earning bank balances	141,196	182,479

Cash and cash equivalents	168,799	204,315
Restricted cash	5,000	5,000
Investment securities available for sale (amortized cost of $280,642 and $285,838 at June 30, 2016 and December 31, 2015, respectively)	280,683	282,875
Investment securities held to maturity (estimated fair value of $250 at June 30, 2016 and December 31, 2015)	250	250
Loans receivable (net of allowance for loan losses of $15,891 and $18,008 at June 30, 2016 and December 31, 2015, respectively)	1,548,593	1,530,501
Loans held-for-sale, at lower of cost or market	540	—
Restricted equity investments, at cost	15,781	15,733
Bank properties and equipment, net	30,731	31,596
Real estate owned, net	—	281
Accrued interest receivable	4,824	4,657
Goodwill	38,188	38,188
Bank owned life insurance (BOLI)	82,172	81,175
Other assets	11,421	16,013

Total assets	$2,186,982	$2,210,584

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits	$1,713,665	$1,746,102
Advances from the Federal Home Loan Bank of New York (FHLBNY)	85,513	85,607
Obligations under capital lease	6,498	6,698
Junior subordinated debentures	92,786	92,786
Deferred taxes, net	3,311	1,524
Other liabilities	21,037	21,479

Total liabilities	1,922,810	1,954,196

Commitments and contingencies
Shareholders’ equity:
Preferred stock, $1 par value, 1,000,000 shares authorized; none issued	—	—
Common stock, $5 par value, 40,000,000 shares authorized; 19,026,491 shares issued and 18,854,374 shares outstanding at June 30, 2016; 18,910,829 shares issued and 18,693,091 shares outstanding at December 31, 2015.	95,132	94,554
Additional paid-in capital	510,159	510,659
Retained deficit	(333,754)	(337,542)
Accumulated other comprehensive income (loss)	24	(1,752)
Deferred compensation plan trust	(876)	(1,122)
Treasury stock at cost, 172,117 shares at June 30, 2016 and 217,738 shares at December 31, 2015.	(6,513)	(8,409)

Total shareholders’ equity	264,172	256,388

Total liabilities and shareholders’ equity	$2,186,982	$2,210,584

SUN BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(Dollars in thousands, except share and per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
INTEREST INCOME:
Interest and fees on loans	$15,666	$15,451	$30,697	$30,549
Interest on taxable investment securities	1,618	1,831	3,298	3,877
Interest on non-taxable investment securities	—	309	—	615
Dividends on restricted equity investments	214	202	437	411

Total interest income	17,498	17,793	34,432	35,452

INTEREST EXPENSE:
Interest on deposits	1,456	1,337	2,748	2,843
Interest on funds borrowed	542	536	1,086	966
Interest on junior subordinated debentures	628	545	1,240	1,077

Total interest expense	2,626	2,418	5,074	4,886

Net interest income	14,872	15,375	29,358	30,566
PROVISION FOR LOAN LOSSES	(1,682)	(1,218)	(1,682)	(1,218)

Net interest income after provision for loan losses	16,554	16,593	31,040	31,784

NON-INTEREST INCOME:
Deposit service charges and fees	1,618	1,849	3,198	3,853
Interchange fees	486	554	970	1,098
Gain on sale of bank branches	—	—	—	9,235
Gain on sale of loans	—	1,226	—	1,239
Gain on sale of investment securities	426	—	426	—
Investment products income	538	488	914	1,077
BOLI income	489	503	997	1,015
Other income	217	259	431	449

Total non-interest income	3,774	4,879	6,936	17,966

NON-INTEREST EXPENSE:
Salaries and employee benefits	9,333	9,120	18,396	19,710
Occupancy expense	2,144	3,034	4,482	8,001
Equipment expense	1,068	1,500	2,159	5,014
Data processing expense	1,075	1,304	2,263	2,612
Professional fees	537	711	1,008	1,547
Insurance expense	556	1,094	1,344	2,341
Advertising expense	393	223	775	458
Problem loan expense	187	38	220	1,026
Other expense	1,773	1,339	2,943	2,872

Total non-interest expense	17,066	18,363	33,590	43,581

INCOME BEFORE INCOME TAXES	3,262	3,109	4,386	6,169
INCOME TAX EXPENSE	299	284	598	568

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$2,963	$2,825	$3,788	$5,601

Basic earnings per share	$0.16	$0.15	$0.20	$0.30

Diluted earnings per share	$0.16	$0.15	$0.20	$0.30

Weighted average shares - basic	18,848,236	18,632,526	18,793,987	18,624,585
Weighted average shares - diluted	18,957,201	18,684,597	18,889,561	18,663,721

SUN BANCORP, INC. AND SUBSIDIARIES

HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)

(dollars in thousands)

	2016	2016	2015	2015	2015
	Q2	Q1	Q4	Q3	Q2
Profitability for the quarter:
Net interest income	$14,872	$14,486	$14,815	$15,217	$15,375
Provision for loan losses	(1,682)	—	(300)	(1,762)	(1,218)
Non-interest income	3,774	3,164	3,204	6,453	4,881
Non-interest expense	17,066	16,524	16,621	19,885	18,362
Income before income taxes	3,262	1,126	1,698	3,547	3,112
Income tax expense	299	300	246	383	284
Net income available to common shareholders	$2,963	$826	$1,452	$3,164	$2,828

Financial ratios:
Return on average assets (1)	0.5%	0.2%	0.3%	0.5%	0.5%
Return on average equity (1)	4.5%	1.3%	2.3%	4.9%	4.5%
Return on average tangible equity (1), (2)	5.3%	1.5%	2.7%	5.8%	5.3%
Net interest margin (1)	2.98%	2.91%	2.81%	2.81%	2.79%
Efficiency ratio	93%	94%	92%	91%	90%
Per share data :
Income per common share:
Basic	$0.16	$0.04	$0.08	$0.17	$0.15
Diluted	$0.16	$0.04	$0.08	$0.17	$0.15
Book value	$14.01	$13.81	$13.72	$13.68	$13.55
Tangible book value	$11.99	$11.78	$11.68	$11.64	$11.51
Average basic shares	18,848,236	18,739,739	18,674,622	18,668,791	18,632,526
Average diluted shares	18,957,201	18,837,699	18,768,931	18,738,517	18,684,597
Non-interest income:
Deposit service charges and fees	$1,618	$1,580	$1,424	$1,711	$1,849
Interchange fees	486	484	505	512	554
Gain on sale of investment securities	426	—	—	1,466	2
Gain on sale of loans	—	—	—	205	1,226
Net gain on sale of bank branches	—	—	—	1,318	—
Investment products income	538	377	458	490	488
BOLI income	489	508	516	512	503
Other income	217	215	301	237	259

Total non-interest income	$3,774	$3,164	$3,204	$6,453	$4,881

Non-interest expense:
Salaries and employee benefits	$9,333	$9,063	$7,814	$9,489	$9,120
Occupancy expense	2,144	2,339	1,521	3,289	3,034
Equipment expense	1,068	1,090	1,395	2,008	1,500
Data processing expense	1,075	1,188	1,209	1,197	1,304
Professional fees	537	471	845	838	711
Insurance expense	556	788	1,049	1,138	1,094
Advertising expense	393	382	541	521	223
Problem loan expenses	187	33	167	66	38
Other expenses	1,773	1,170	2,080	1,339	1,338

Total non-interest expense	$17,066	$16,524	$16,621	$19,885	$18,362

(1)	Annualized.
(2)	Return on average tangible equity, a non-GAAP measure, is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

SUN BANCORP, INC. AND SUBSIDIARIES

HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)

(dollars in thousands)

	2016	2016	2015	2015	2015
	Q2	Q1	Q4	Q3	Q2
Balance Sheet at quarter end:
Cash and cash equivalents	$168,799	$136,238	$204,315	$287,863	$278,863
Restricted cash	5,000	5,000	5,000	5,000	5,000
Investment securities	296,714	298,656	298,858	313,216	353,245
Loans held-for-investment
Commercial and industrial	220,609	222,828	230,681	218,767	264,344
Commercial real estate - owner occupied	225,520	218,598	228,191	229,478	232,794
Commercial real estate - non-owner occupied	666,345	667,401	625,700	607,375	601,200
Land and development	82,018	86,520	68,070	63,468	57,351
Residential real estate	237,080	241,891	249,975	257,678	265,992
Home equity and other	132,912	140,660	145,892	151,415	157,249

Total loans	1,564,484	1,577,898	1,548,509	1,528,181	1,578,930
Allowance for loan losses	(15,891)	(17,952)	(18,008)	(18,913)	(20,331)

Net loans held-for-investment	1,548,593	1,559,946	1,530,501	1,509,268	1,558,599
Loans held-for-sale	540	—	—	—	2,006
Branch assets held-for-sale	—	—	—	—	5,604
Goodwill	38,188	38,188	38,188	38,188	38,188
Total assets	2,186,982	2,169,750	2,210,584	2,289,023	2,379,023
Net deferred tax asset, before valuation allowance	125,051	126,744	129,129	129,063	129,597
Deferred tax valuation allowance	(128,362)	(129,248)	(130,653)	(130,837)	(131,872)
Total deposits	1,713,665	1,703,902	1,746,102	1,819,532	1,876,721
Branch deposits held-for-sale	—	—	—	—	34,689
Securities repurchase agreements- customers	—	—	—	—	—
Advances from the FHLBNY	85,513	85,560	85,607	85,653	85,698
Obligations under capital leases	6,498	6,599	6,698	6,795	6,880
Junior subordinated debentures	92,786	92,786	92,786	92,786	92,786
Total shareholders’ equity	264,172	259,457	256,388	255,485	252,926
Quarterly average balance sheet:
Loans held-for-investment
Commercial	$1,197,368	$1,159,715	$1,124,176	$1,147,236	$1,095,202
Residential real estate	240,884	247,489	255,746	264,396	271,585
Home equity and other	136,330	141,851	146,806	154,124	163,820

Total loans	1,574,582	1,549,055	1,526,728	1,565,756	1,530,607
Securities and other interest-earning assets	422,667	443,303	583,541	619,430	699,687
Total interest-earning assets	1,997,249	1,992,358	2,110,269	2,185,186	2,230,294
Total assets	2,179,403	2,175,796	2,293,114	2,372,728	2,419,522
Non-interest-bearing demand deposits	393,922	417,469	534,551	550,689	521,563
Total deposits	1,707,574	1,709,820	1,826,704	1,904,398	1,956,592
Total interest-bearing liabilities	1,498,510	1,477,356	1,477,301	1,538,998	1,617,176
Total shareholders’ equity	262,517	259,353	257,035	255,685	252,391

SUN BANCORP, INC. AND SUBSIDIARIES

HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)

(dollars in thousands)

	2016	2016	2015	2015	2015
	Q2	Q1	Q4	Q3	Q2
Capital and credit quality measures:
Tier 1 common equity risk-based capital (1):
Sun Bancorp, Inc.	14.3%	14.0%	14.1%	14.6%	13.8%
Sun National Bank	18.1%	17.7%	17.9%	18.5%	17.5%
Total risk-based capital (1):
Sun Bancorp, Inc.	21.0%	20.8%	21.0%	21.8%	20.8%
Sun National Bank	19.1%	18.9%	19.1%	19.7%	18.8%
Tier 1 risk-based capital (1):
Sun Bancorp, Inc.	17.9%	17.4%	17.6%	18.2%	17.2%
Sun National Bank	18.1%	17.7%	17.9%	18.5%	17.5%
Leverage capital (1):
Sun Bancorp, Inc.	13.2%	13.0%	12.2%	11.7%	11.3%
Sun National Bank	13.3%	13.2%	12.4%	11.9%	11.5%
Average equity to average assets	12.0%	11.9%	11.2%	10.8%	10.4%
Allowance for loan losses to gross loans held-for-investment	1.02%	1.14%	1.16%	1.24%	1.29%
Non-performing loans held-for-investment to gross loans held-for-investment	0.35%	0.25%	0.20%	0.24%	0.37%
Non-performing assets to gross loans held-for-investment, loans held-for-sale and real estate owned	0.38%	0.25%	0.22%	0.30%	0.40%
Allowance for loan losses to non-performing loans held-for-investment	289%	460%	578%	517%	347%
Other data:
Net (charge-offs) recoveries	(435)	(56)	(605)	344	615
Classified loans	9,310	7,812	5,922	5,803	9,236
Classified assets	12,516	11,018	9,410	9,918	12,442
Non-performing assets:
Non-accrual loans	2,580	3,066	2,207	3,121	5,156
Non-accrual loans held-for-sale	332	—	—	—	389
Troubled debt restructurings, non-accrual	2,918	838	910	534	702
Real estate owned, net	—	—	281	909	—

Total non-performing assets	$5,830	$3,904	$3,398	$4,564	$6,247

SUN BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS (Unaudited)

(dollars in thousands)

	For the Three Months Ended			For the Three Months Ended
	June 30, 2016			June 30, 2015
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-earning assets:
Loans receivable (1), (2)
Commercial	$1,197,368	$12,141	4.06%	$1,095,202	$11,285	4.12%
Home equity and other	136,330	1,431	4.20	163,820	1,723	4.21
Residential real estate	240,884	2,094	3.48	271,585	2,443	3.60

Total loans receivable	1,574,582	15,666	3.98	1,530,607	15,451	4.04
Investment securities (3)	296,811	1,673	2.25	370,469	2,300	2.48
Interest-earning bank balances	125,856	159	0.51	329,218	208	0.25

Total interest-earning assets	1,997,249	17,498	3.50	2,230,294	17,959	3.22

Total non-interest-earning assets	182,151			189,228

Total assets	$2,179,400			$2,419,522

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposit	$700,857	382	0.22%	$793,954	345	0.17%
Savings deposits	239,079	192	0.32	222,372	108	0.19
Time deposits	373,716	882	0.94	418,703	884	0.84

Total interest-bearing deposit accounts	1,313,652	1,456	0.44	1,435,029	1,337	0.37

Short-term borrowings:
Repurchase agreements with customers	—	—	—	29	—	—
Long-term borrowings:
FHLBNY Advances	85,529	430	2.01	82,416	418	2.03
Obligations under capital lease	6,543	112	6.85	6,916	118	6.82
Junior subordinated debentures	92,786	628	2.71	92,786	545	2.35

Total borrowings	184,858	1,170	2.53	182,147	1,081	2.37

Total interest-bearing liabilities	1,498,510	2,626	0.70	1,617,176	2,418	0.60

Non-interest-bearing liabilities:
Non-interest-bearing demand deposits	393,922			521,563
Other liabilities	24,451			28,392

Total non-interest-bearing liabilities	418,373			549,955

Total liabilities	1,916,883			2,167,131
Shareholders’ equity	262,517			252,391

Total liabilities and shareholders’ equity	$2,179,400			$2,419,522

Net interest income		$14,872			$15,541

Interest rate spread (4)			2.80%			2.62%

Net interest margin (5)			2.98%			2.79%

Ratio of average interest-earning assets to average interest-bearing liabilities			133%			138%

(1)	Average balances include non-accrual loans and loans held-for-sale.
(2)	Loan fees are included in interest income and the amount is not material for this analysis.
(3)	Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustment for the three months ended June 30, 2016 and 2015 was $0 and $164 thousand, respectively.
(4)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5)	Net interest margin represents net interest income as a percentage of average interest-earning assets.

SUN BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS (Unaudited)

(dollars in thousands)

	For the Six Months Ended			For the Six Months Ended
	June 30, 2016			June 30, 2015
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-earning assets:
Loans receivable (1), (2)
Commercial and industrial	$1,178,645	$23,570	4.00%	$1,073,526	$22,089	4.12%
Home equity	139,074	2,928	4.21	175,339	3,617	4.13
Residential real estate	244,168	4,199	3.44	277,856	4,842	3.49

Total loans receivable	1,561,887	30,697	3.93	1,526,721	30,548	4.00
Investment securities (3)	295,963	3,390	2.29	381,494	4,729	2.48
Interest-earning bank balances	136,965	345	0.50	401,702	505	0.25

Total interest-earning assets	1,994,815	34,432	3.45	2,309,917	35,782	3.10

Total non-interest-earning assets	182,792			199,460

Total assets	$2,177,607			$2,509,377

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$706,214	741	0.21%	$844,124	$751	0.18%
Savings deposits	234,102	361	0.31	230,865	235	0.20
Time deposits	362,744	1,646	0.91	443,238	1,857	0.84

Total interest-bearing deposit accounts	1,303,060	2,748	0.42	1,518,227	2,843	0.37

Short-term borrowings:
Repurchase agreements with customers	—	—	—	101	—	—
Long-term borrowings
FHLBNY advances	85,553	860	2.01	71,647	728	2.03
Obligations under capital lease	6,592	226	6.86	6,955	238	6.84
Junior subordinated debentures	92,786	1,240	2.67	92,786	1,077	2.32

Total borrowings	184,931	2,326	2.52	171,489	2,043	2.38

Total interest-bearing liabilities	1,487,991	5,074	0.68	1,689,716	4,886	0.58

Non-interest-bearing liabilities:
Non-interest-bearing demand deposits	405,630			540,572
Other liabilities	23,042			27,902

Total non-interest-bearing liabilities	428,672			568,474

Total liabilities	1,916,663			2,258,190
Shareholders’ equity	260,944			251,187

Total liabilities and shareholders’ equity	$2,177,607			$2,509,377

Net interest income		$29,358			$30,896

Interest rate spread (4)			2.77%			2.52%

Net interest margin (5)			2.94%			2.68%

Ratio of average interest-earning assets to average interest-bearing liabilities			134%			137%

(1)	Average balances include non-accrual loans and loans held-for-sale.
(2)	Loan fees are included in interest income and the amount is not material for this analysis.
(3)	Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustment for the six months ended June 30, 2016 and 2015 was $0 and $164 thousand, respectively.
(4)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5)	Net interest margin represents net interest income as a percentage of average interest-earning assets.

SUN BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS (Unaudited)

(dollars in thousands)

	For the Three Months Ended			For the Three Months Ended
	June 30, 2016			March 31, 2016
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-earning assets:
Loans receivable (1), (2)
Commercial	$1,197,368	$12,141	4.06%	$1,159,715	$11,429	3.94%
Home equity and other	136,330	1,431	4.20	141,851	1,497	4.22
Residential real estate	240,884	2,094	3.48	247,489	2,105	3.40

Total loans receivable	1,574,582	15,666	3.98	1,549,055	15,031	3.88
Investment securities (3)	296,811	1,673	2.25	295,105	1,717	2.33
Interest-earning bank balances	125,856	159	0.51	148,198	187	0.50

Total interest-earning assets	1,997,249	17,498	3.50	1,992,358	16,935	3.40

Total non-interest-earning assets	182,151			183,438

Total assets	$2,179,400			$2,175,796

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$700,857	382	0.22%	$711,631	$359	0.20%
Savings deposits	239,079	192	0.32	229,070	169	0.30
Time deposits	373,716	882	0.94	351,650	764	0.87

Total interest-bearing deposit accounts	1,313,652	1,456	0.44	1,292,351	1,292	0.40

Short-term borrowings:
Long-term borrowings
FHLB advances	85,529	430	2.01	85,576	431	2.01
Obligations under capital lease	6,543	112	6.85	6,643	114	6.86
Junior subordinated debentures	92,786	628	2.71	92,786	612	2.64

Total borrowings	184,858	1,170	2.53	185,005	1,157	2.50

Total interest-bearing liabilities	1,498,510	2,626	0.70	1,477,356	2,449	0.66

Non-interest-bearing liabilities:
Non-interest-bearing demand deposits	393,922			417,469
Other liabilities	24,451			21,618

Total non-interest-bearing liabilities	418,373			439,087

Total liabilities	1,916,883			1,916,443
Shareholders’ equity	262,517			259,353

Total liabilities and shareholders’ equity	$2,179,400			$2,175,796

Net interest income		$14,872			$14,486

Interest rate spread (4)			2.80%			2.74%

Net interest margin (5)			2.98%			2.91%

Ratio of average interest-earning assets to average interest-bearing liabilities			133%			135%

(1)	Average balances include non-accrual loans and loans held-for-sale.
(2)	Loan fees are included in interest income and the amount is not material for this analysis.
(3)	Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 35% marginal federal tax rate for all periods. There was no fully taxable equivalent adjustment for the three months ended June 30, 2016 and December 31, 2015.
(4)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5)	Net interest margin represents net interest income as a percentage of average interest-earning assets.